Exhibit 99.1

                                     [LOGO]
                              BrandPartners Group

                                                                   PRESS RELEASE


            BrandPartners Announces Transition to OTC Bulletin Board

      NEW YORK, NY - August 27, 2003 - BrandPartners Group, Inc. (Nasdaq: BPTR) announced today that it expects its common stock to become eligible to trade on the Over-the-Counter Bulletin Board ("OTCBB") at the opening of business on August 29, 2003, three business days earlier than previously announced.

      The Company announced on August 12, 2003 that, as a result of its failure to meet Nasdaq's minimum bid price requirement for continued listing, it expected its common stock to be delisted from the Nasdaq SmallCap Market and to become eligible to trade on the OTCBB at the opening of business on or about September 4, 2002.

      On August 20, 2003, the Company received a Staff Determination from the Listing Qualifications department of the Nasdaq Stock Market that, as a result of its failure to file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 on a timely basis as required by Nasdaq Marketplace Rule 4310(c)(14), its common stock would be subject to delisting at the opening of business on August 29, 2003, unless the Company requested a hearing in accordance with the Marketplace Rule 4800 series. Although the Company filed the delinquent Quarterly Report on August 26, 2003, the Company today received an additional Staff Determination from Nasdaq Listing Qualifications stating that, because the Company had not regained compliance with the minimum bid price requirement at the time of the filing, the Company's securities remain subject to delisting at the opening of business on August 29, 2003. The Company expects that its common stock will become eligible to trade on the OTCBB on such date.

      Chairman and Chief Executive Officer Edward T. Stolarski noted that the transition to the OTCBB would not affect the Company's business operations.

BrandPartners Group, Inc (www.bptr.com) operates through Willey Brothers, Inc., a wholly owned subsidiary, providing branch positioning and consulting, merchandising, branch planning and design, and creative services for financial services companies.

This press release  contains  forward-looking  statements  within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are not historical facts but rather reflect the Company's current expectations concerning future results. The words "believes," "anticipates," "expects," and similar expressions identify forward-looking statements, which are subject to certain risks, uncertainties and factors, including those which are economic, competitive and technological, that could cause actual results to differ materially from those forecast or anticipated. Such factors include, among others: the continued services of Mr. Stolarski as Chief Executive Officer of the Company and Willey Brothers, and of James Brooks as Chief Operating Officer of Willey Brothers; our ability to refinance or obtain an extension of our existing short term debt; our ability to make early payments to certain noteholders, thereby entitling the Company to certain debt forgiveness; our ability to continue to obtain waivers of covenants and other defaults under our debt instruments and credit facilities; our ability to identify appropriate acquisition candidates, finance and complete such acquisitions and successfully integrate acquired businesses; changes in our business strategies or development plans; competition; our ability to grow within the financial services industries; our ability to obtain sufficient financing to continue operations; and general economic and business conditions, both nationally and in the regions in which we operate. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures made by the Company in this press release, as well as the Company's periodic reports on Forms 10-K and 10-Q, current reports on Form 8-K, and other filings with the Securities and Exchange Commission.

Contact:
Rachel Levine
Investor Relations
The Anne McBride Co.
Tel: 212-983-1702 x207
Email: rlevine@annemcbride.com